EXHIBIT 5.2

[Letterhead of]
CRAVATH, SWAINE & MOORE LLP
[New York Office]

March 19, 2010

Safe Bulkers, Inc.
9,000,000 Shares of Common Stock

Ladies and Gentlemen:

               We have acted as special United States counsel for Safe Bulkers, Inc., a Marshall Islands corporation (the “Company”), in connection with the public offering and sale by the Company of 9,000,000 shares of common stock of the Company, including preferred stock purchase rights, par value $0.001 per share (the “Common Stock”) pursuant to a registration statement on Form F-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 8, 2009.

               In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the First Amended and Restated Certificate of Incorporation of the Company, as amended, (b) the First Amended and Restated Bylaws of the Company and (c) the Stockholders Rights Agreement (the “Stockholder Rights Agreement”) made and entered into as of May 14, 2008, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.

               Based on the foregoing and subject to the qualifications set forth herein and in the Registration Statement, we are of the opinion as follows:

               Assuming that under the laws of the Republic of the Marshall Islands, the Stockholder Rights Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), then, to the extent governed by the laws of the State of New York, the Stockholder Rights Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to admiralty or the ownership or operation of shipping vessels to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

               We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. In particular, we do not purport to pass on any matter governed by the laws of the Republic of the Marshall Islands, Liberia, Greece, Cyprus, Panama or England. With respect to all matters of Marshall Islands law, we note that you are being provided with the opinion, dated the date hereof, of Cozen O’Connor (New York), special counsel on Marshall Islands law to the Company.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement related to this offering of Common Stock. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath Swaine & Moore LLP

Safe Bulkers, Inc.
      32 Avenue Karamanli
           P.O. Box 70837
                16605 Voula
                     Athens, Greece